EXHIBIT 8


                            THELEN REID & PRIEST LLP
                               40 West 57th Street
                            New York, N.Y. 10019-4097
                      Tel (212) 603-2000 Fax (212) 603-2001
                               www.thelenreid.com

                                        August 16, 2000




Minnesota Power, Inc.
30 West Superior Street
Duluth, Minnesota 55802

Ladies and Gentlemen:

          With reference to Post-Effective Amendment No. 1 to the Registration Statement No. 333-02109 to be filed on or about the date hereof with the Securities and Exchange Commission by Minnesota Power, Inc., we are of the opinion that the statements made in Post-Effective Amendment No. 1 under the heading "United States Federal Income Tax Consequences" constitute an accurate description of the federal income tax consequences to participants in the Plan.

          We hereby consent to the use of this opinion as an exhibit to your Post-Effective Amendment No. 1 and to the use of our name therein.

                                        Very truly yours,

                                        /s/ Thelen Reid & Priest LLP

                                        THELEN REID & PRIEST LLP